                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 13, 1995


                                 BHA Group, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                0-15045                  43-1416730
---------------------          -----------           --------------------
  (State or other              (Commission             (I.R.S. Employer
  jurisdiction of              File Number)           Identification No.)
  incorporation


          8800 East 63rd Street
          Kansas City, Missouri                             64133
    --------------------------------------                ----------
    (Address of Principal Executive Offices               (Zip Code)


Registrant's telephone number,
including area code:                                    (816) 356-8400



--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

                                Pg. 1 of 7 Pages          Exhibit Index on pg. 7

Item 5. Other Events.

                  On December 13, 1995, the Board of Directors of BHA Group, Inc. (the "Company") declared a distribution of one Right for each outstanding share of Class A Common Stock, par value $.01 per share (the "Company Common Stock"), to stockholders of record at the close of business on December 26, 1995 and for each share of Company Common Stock issued (including shares distributed from the treasury) by the Company thereafter and prior to the Distribution Date. Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as such term is defined below), to purchase from the Company one-tenth of a share (a "Unit") of Company Common Stock, at a purchase Price of $7.00 per Unit, subject to adjustment. The Purchase Price is payable in cash or by certified or bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Boatmen's Trust Company, as Rights Agent (the "Rights Agreement"). All capitalized terms contained herein and not otherwise defined shall have the meaning ascribed to them in the Rights Agreement.

                  Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Company Common Stock and the Distribution Date will occur upon the earlier of (i) ten business days (or such later date as may be determined by action of the Board of Directors) following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or such Subsidiary) (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 20% or more of the then outstanding shares of Company Common Stock (provided that such person or group remains the beneficial owner of 20% or more of the outstanding Company Common Stock on such date), and (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the then outstanding shares of Company Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after December 26, 1995 (also including shares distributed from the treasury) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding Company Common Stock will also constitute the transfer of the Rights

                                Pg. 2 of 7 Pages
associated with the Company Common Stock represented by such certificates.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Rights Agreement unless earlier redeemed by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

                  In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and shares of Company Common Stock shall remain outstanding, (ii) a Person becomes the beneficial owner of 20% or more of the then outstanding shares of Company Common Stock and remains the beneficial owner of 20% of the outstanding shares of Company Common Stock as of the Distribution Date, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a reverse stock split or recapitalization), then, in each such case, each holder of a Right will thereafter have the right to receive, upon exercise and for the "adjusted exercise price" (as defined below), shares of Company Stock (or preferred stock, cash, property or other securities of the Company) having a value equal to two times the adjusted exercise price of the Right. The adjusted exercise price is an amount equal to ten times the then current Purchase Price (as it may have been adjusted from time to time in accordance with the Rights Agreement). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

                  In the event that, at any time following the Stock Acquisition Date and without the prior approval of the Board of Directors, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation (other than a merger described in the preceding paragraph), (ii) any Person consolidates or merges with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise

                                Pg. 3 of 7 Pages
and for the adjusted exercise price, common stock of the Acquiring Person having a value equal to two times the adjusted exercise price of the Right.

                  The Purchase Price payable, and the number of Units of Company Common Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Company Common Stock,
(ii) if holders of the Company Common Stock are granted certain rights or warrants to subscribe for Company Common Stock or convertible securities at less than the current market price of the Company Common Stock, or (iii) upon the distribution to the holders of the Company Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Company Common Stock. In lieu thereof, an adjustment in cash may be made based on the market price of the Company Common Stock prior to the date of exercise.

                  At any time until the Distribution Date, a majority of the Board of Directors may redeem the rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), payable, at the election of such majority of the Board of Directors in cash or shares of Company Common Stock. Immediately upon the action of a majority of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Company Common Stock (or other consideration).

                  Any of the provisions of the Rights Agreement may be amended at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust

                                Pg. 4 of 7 Pages
the time period governing redemption shall be made at such time as the Rights are not redeemable.

                  The Rights may have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by a majority of the Board of Directors unless the offer is conditioned on a substantial number of Rights being acquired. However, the Rights should not interfere with any merger or other business combination approved by a majority of the Board of Directors because the Rights may be redeemed by the Company at $.01 per Right at any time on or prior to the tenth business day following the Stock Acquisition Date (subject to extension by a majority of the Board of Directors). Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

                  The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Rights Certificate, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit 4.1.

Item 7. Financial Statements and Exhibits

     Exhibit 4.1 Form of Rights Agreement dated as of December 13, 1995, between BHA Group, Inc., and Boatmen's Trust Company, including Form of Rights Certificate (Exhibit A) and Summary of Rights to Purchase Common Stock (Exhibit B).

     Exhibit 21.1               Press Release dated December 13, 1995.

     Exhibit 21.2 Form of Letter to Stockholders of BHA Group, Inc., regarding the adoption of the Rights Plan pursuant to the Rights Agreement.

                                Pg. 5 of 7 Pages

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BHA GROUP, INC.



                                       By:         /s/ JAMES E. LUND
                                          --------------------------------
                                          James E. Lund
                                          President and Chief
                                          Executive Officer


Date:  December 21, 1995

                                Pg. 6 of 7 Pages

                                  EXHIBIT INDEX



Exhibit                                                                   Page
  No.                    Description                                       No.
------                   -----------                                      ----
4.1                      Form of Rights Agreement dated as                 8
                         of December 13, 1995, between BHA
                         Group, Inc., and Boatmen's Trust
                         Company, including Form of Rights
                         Certificate (Exhibit A) and
                         Summary of Rights to Purchase
                         Common Stock (Exhibit B).

21.1                     Form of Press Release dated                     99
                         December 13, 1995.

21.2                     Form of Letter to Stockholders of              100
                         BHA Group, Inc., regarding the
                         adoption of the Rights Plan
                         pursuant to the Rights Agreement.



                                Pg. 7 of 7 Pages